UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 8, 2016

Horizon Global Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-37427	47-3574483
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (IRS Employer
of incorporation)	File Number)	Identification No.)

2600 West Big Beaver Road, Suite 555, Troy, Michigan		48084 ___________ (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(248) 593-8820

39400 Woodward Avenue, Suite 100
Bloomfield Hills, Michigan 48304
________________________________________
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Expansion of the Board and Election of Director
On March 8, 2016, the Board of Directors (the “Board”) of Horizon Global Corporation (the “Corporation”), based on the recommendation of the Corporate Governance and Nominating Committee of the Board (the “Governance Committee”), increased the size of the Board from six to seven, and elected Scott G. Kunselman as a Class III Director of the Corporation to fill the newly created directorship, effective March 8, 2016, to serve until his successor is elected and qualified or until his earlier resignation or removal. Mr. Kunselman was also appointed to serve on the Audit Committee of the Board, the Compensation Committee of the Board and the Governance Committee. Mr. Kunselman is the chief operating officer of Oakland University, a position he has held since December 2015. Prior to joining Oakland University, Mr. Kunselman was senior vice president - vehicle safety and regulatory compliance, FCA - North America for FCA US LLC, or Chrysler, from August 2014 through November 2015. As a non-employee Director, Mr. Kunselman will receive compensation in the same manner as the Corporation’s other non-employee Directors, which compensation the Corporation previously disclosed in its Registration Statement on Form S-1 filed with the Securities and Exchange Commission (Registration No. 333-203138).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Horizon Global Corporation

By:     /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Legal Director and Corporate Secretary

March 14, 2016